Exhibit 2.1

                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of December __, 1992, among SJW CORP., a California corporation (the "Company"), and ROSCOE MOSS, JR. and GEORGE E. MOSS, each an individual (collectively, the "Principal Shareholders" and individually, a "Principal Shareholder").

This Agreement is made pursuant to the Stock Exchange Agreement dated as of August 20, 1992 (as amended October 21, 1992) by and among the Company, the Principal Shareholders, Roscoe Moss Company, a California corporation ("RMC") and the other RMC shareholders (the "Exchange Agreement"). To induce the Principal Shareholders to enter into the Exchange Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Exchange Agreement.

         The parties hereto hereby agree as follows:

     1.  Definitions.

         1.1 "Holder" or "Holders".  The term  "Holder" or "Holders"  shall mean
(i) the Principal Shareholders, for as long as they hold shares of Common Stock (as defined below) issued pursuant to the Exchange Agreement, and (ii) a transferee or transferees of any of such Common Stock entitled to the benefits of this Agreement pursuant to Section 7 below.

         1.2 "Common Stock". The term "Common Stock" shall mean the Company's common stock, par value $3.125 per share.

         1.3 "Registrable Securities". The term "Registrable Securities" shall mean (i) the Common Stock issued pursuant to the Exchange Agreement and (ii) any other equity securities of the Company issued in exchange for any such Common Stock (including upon recapitalizations) which cannot be publicly resold by the Holder thereof without restriction except pursuant to registration under the Securities Act of 1933, as amended ("Securities Act"), or an available exemption thereunder. For the purposes of this Agreement, securities subject to this Agreement will cease to be Registrable Securities when (a) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement by the Holders, (b) they are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) they have been otherwise transferred and new certificates or other evidences of ownership for them not bearing a restrictive legend and not subject to any stop transfer order or other restriction on transfer have been delivered by the Company in compliance with applicable securities laws.

     2.  Demand Registration.

         2.1 Registration Rights. The Holders of Registrable Securities shall have the right upon the affirmative vote of at least 40% of the Registrable Securities to require that the Company register, using a registration statement in such form as is then available to the Company under the Securities Act, the Registrable Securities and the Company shall use its reasonable best efforts to have such Registrable Securities registered by the Company under the Securities Act. In addition, the Company shall be obligated to file and cause to become effective, when requested by any Holder or Holders and at such time as such registration is available, a registration statement in such form as is then available to the Company under the Securities Act, with respect to at least an aggregate of 85,000 shares of Registrable Securities. The managing underwriter of any offering pursuant to this Section 2.1, if any, shall be a nationally recognized investment banking firm selected by the affirmative vote of a majority of Registrable Securities held by participating Holders and reasonably acceptable to the Company. If, in the reasonable judgment of the managing underwriter, if any, the inclusion of all of the participating Holders' Registrable Securities would interfere with the successful marketing of a smaller offering, then the total number of Registrable Securities to be included in the registration statement shall be reduced pro rata among such participating Holders, based upon the dollar amount of Registrable Securities that each participating Holder had requested initially to be included in the offering, until the required level is obtained.

         2.2 Terms and Conditions. All registrations pursuant to Section 2.1 shall be made in accordance with the following terms and conditions:

                  (a) Notice. The participating Holders shall furnish to the Company written notice stating: (i) the number of Registrable Securities desired to be registered; (ii) the proposed plan of distribution for such securities; (iii) the approximate date on which such Holders desire the registration statement for such Registrable Securities to become effective;


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                  (b) Information to Be Provided by the  Participating  Holders.
     Each participating Holder shall furnish to the Company all information regarding both itself and the proposed plan of distribution which is required for inclusion in the registration statement;

                  (c) Filing Under State Securities Laws. The Company shall effect all filings under state securities laws that any participating Holder may reasonably request and take such other action as any participating Holder may reasonably request to facilitate the offer and sale of the Registrable Securities; provided, that such action does not require the Company to register as a dealer in such state;

                  (d) Expenses. The Company shall pay all reasonable fees, costs and expenses incurred in connection with all registration or qualification of Registrable Securities under the Securities Act and under state securities laws pursuant to Section 2.1, including, without limitation, all reasonable registration, filing and qualification fees, printers' and accounting  fees, fees and  disbursements  of counsel for the Company,  and reasonable fees and disbursements of one Special Counsel for the participating Holders ("Special Counsel"); provided, that the participating Holders shall bear their pro rata share of the underwriting discounts and commissions, if any, based upon their share of the total number of shares offered and that each participating Holder shall bear all fees and expenses of its own counsel, other than the Special Counsel, if any;

                  (e) Number of Registrations. The Company shall be obligated to effect only one registration pursuant to Section 2.1 on Form S-1 or S-2 (or their equivalent successor forms) if such forms are then available to the Company under the Securities Act and shall be obligated to effect up to ten registrations pursuant to Section 2.1 on Form S-3 (or its equivalent successor form) if such form is then available to the Company under the Securities Act; provided, that the Company shall not be obligated to file a registration statement on Form S-3 within 180 days of the effective date of any prior registration statement on Form S-1, S-2 or S-3, and no more than three registration statements on Form S-3 per calendar year. If a registration statement fails to become effective pursuant to Section 2.1 for any reason other than a request for withdrawal by the participating Holders, then such registration shall not be counted as a demand registration pursuant to Section 2.2(e) herein; and

                  (f) Exclusivity. The Company agrees that it shall not, except with the written consent of a majority of the participating Holders, include in any registration statement filed at the participating Holders' request any other offering or sale of shares by the Company or by the other shareholders of the Company if, in the reasonable judgment of the managing underwriter, if any, such inclusion would be materially prejudicial to the participating Holders' offering. If the Company or other shareholders of the Company do include, with the participating Holders' consent, the offering of their shares in any registration statement filed at the participating Holders' request, then all reasonable expenses relating to such registration shall be borne pro rata among the Company, the other shareholders and the participating Holders according to the number of shares offered by each participant; provided, that the Company shall pay all reasonable fees, costs and expenses of the participating Holders as required by Section 2.2(d).

                  (g) Termination of Rights. Notwithstanding anything to the contrary contained in this Agreement, the registration rights set forth in this Section 2 shall terminate with respect to each Holder who may sell his Registrable Securities to the public without registration with the SEC (as defined below) and without volume limitations on such sale or sales.

     3.  Incidental Registration.

         3.1 Reasonable Efforts Obligation. The Company agrees that each time it proposes to file a registration statement (other than a registration statement relating solely to the issuance of Company securities pursuant to employee benefit plans or the distribution of Company securities in a merger or acquisition) under the Securities Act for the proposed sale for cash of shares of its Common Stock on a form that would also permit the registration of the Registrable Securities, the Company shall use all reasonable efforts to cause the Registrable Securities to be included in such registration statement.

         3.2 Terms and Conditions. All registrations pursuant to Section 3.1 shall be subject to the following terms and conditions:

                  (a) Notice. The Company shall give to the Holders written notice of the proposed registration prior to filing. To participate in the registration, a Holder must notify the Company in writing within 20 days after receipt of the notice from the Company that such Holder desires to participate in the registration and indicate the number of Registrable Securities such Holder desires to sell;

                  (b) Number of Shares. Each participating Holder agrees that the number of Registrable Securities which the participating Holders shall have the right to register, if any, shall be determined solely by the reasonable


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     judgment  of the  managing  underwriter,  if  any.  If,  in the  reasonable judgment of the managing underwriter, if any, the inclusion of the participating Holders' Registrable Securities would interfere with the successful marketing of a smaller offering, then the total number of shares to be included in the registration statement shall be reduced to the required level as follows:

                           (i)  First,  the  number of shares  held by all other
holders of securities which have rights of incidental registration shall be reduced pro rata among such other holders until the required level is obtained; and

                           (ii) Second, if the required level cannot be obtained
even though all of the shares held by such other holders are eliminated from the offering, then the number of Registrable Securities held by the participating Holders shall be reduced pro rata among such participating Holders according to the percentage that the number of shares of Registrable Securities held by each participating Holder bears to the aggregate number of shares of Registrable Securities held by the participating Holders, until the required level is obtained.

         Those shares which are excluded from the registration statement shall be withheld from the market by the holders thereof for the period, not to exceed 120 days, which the managing underwriter, if any, reasonably determines to be necessary to effect the offering; provided, that the principal officers of the Company have also agreed to such restrictions;

                  (c) Expenses. With respect to each inclusion of Registrable Securities in a registration statement pursuant to Section 3.1, all reasonable fees, costs and expenses of and incidental to such inclusion shall be borne by the Company; provided, that the participating Holders shall bear their pro rata share of the underwriting discounts and commissions, if any, and that each Holder shall bear the fees and expenses of its own counsel other than those of one Special counsel, which shall be borne by the Company;

                  (d) Information to Be Furnished by the Participating Holders. The participating Holders shall furnish to the Company such information regarding the participating Holders and the proposed plan of distribution as is required to be included in the registration statement; and

                  (e) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under
Section 3.1 prior to the effectiveness of such registration whether or not the participating Holders have elected to include securities in such registration.

                  (f) Termination of Rights. Notwithstanding anything to the contrary contained in this Agreement, the incidental registration rights set forth in this Section 3 shall terminate with respect to each Holder who may sell his Registrable Securities to the public without registration with the SEC (as defined below) and without volume limitations on such sale or sales.

     4. Additional Registration Procedures. If, at any time and from time to time, the Company is required by the provisions of either Section 2.1 or 3.1 hereinabove to effect the registration of shares of Registrable Securities under the Securities Act, then the Company shall:

         4.1 Filing of Registration Statement. Prepare and file with the Securities and Exchange Commission (the "SEC") the applicable registration statement with respect to the Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective until the Registrable Securities covered by such registration statement have been sold, and prepare and file with the SEC amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the Registrable Securities covered by such registration statement have been sold.

         4.2 Underwriting Agreement. Enter into a written underwriting agreement in customary form and substance reasonably satisfactory to the Company and the managing underwriter or underwriters, if any, of the offering of the Registrable Securities. The Company acknowledges that such underwriting agreement may contain restrictions on the Company's ability to offer equity securities but in no event shall the Company be obligated to refrain from marketing its equity securities for longer than 120 days after the effective date of any registration statement filed by the Company.

         4.3 Copies of Documents. Furnish to the participating Holders and to the underwriters of the securities being registered, if any, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders or underwriters may reasonably request.

         4.4 Notice of Effectiveness. Notify the participating Holders, reasonably promptly after it shall receive notice thereof, of the time when such registration statement has become effective, or a supplement to any prospectus forming apart of such registration statement has been filed.

         4.5 Notice of Amendments. Notify such Holders reasonably promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for the provision of additional information.

         4.6 Filing of Amendments. Prepare and file reasonably promptly with the SEC, and notify reasonably promptly such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, the principal officers of the Company are on notice that any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances in which they were made.


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         4.7 Amendment of Prospectus.  If, within 150 days of the  effectiveness of the applicable registration statement, any such Holder or underwriter for any such Holder, if any, is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under the Securities Act, then prepare reasonably promptly upon written request such amendment or amendments to such registration statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of the Securities Act.

         4.8 Notice of Stop Orders. Advise such Holders reasonably promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and reasonably promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         4.9 Opinion of Counsel and Accountant's Letter. At the reasonable request of any such Holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting:

                           (i)  an  opinion  of  the  counsel  representing  the
Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered, and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings; and

                           (ii) a letter  dated as of each such  date,  from the
independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement, the prospectus or any amendment or supplement thereto comply in all respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters, including, without limitation, information as to the period ending not more than five calendar days prior to the date of such letter with respect to the registration statement and prospectus, as the underwriters, if any, or such requesting Holders may reasonably request.

         4.10 Objectionable Amendments. Not file any amendment or supplement to each registration statement or prospectus to which a majority of such Holders has reasonably objected on the grounds that such amendment or supplement does not comply in all respects with the requirements of the Securities Act or the rules and regulations there under, having been furnished with a copy thereof prior to the filing thereof.

     5.  Indemnification

         5.1 Indemnification by Company. The Company shall indemnify and hold harmless the Holders, any underwriter (as defined in the Securities Act) for the Holders, and each person who controls any Holder or any underwriter for any Holder within the meaning of the Securities Act, from and against, and shall reimburse such persons with respect to, any and all losses, damages, liabilities, costs or expenses to which they may become subject under the Securities Act, or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any fact by the Company contained in any registration statement filed pursuant to the provisions of this Agreement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission by the Company to state therein a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that the Company shall not be liable in any such case to the extent that any such losses, damages, liabilities, costs or expenses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission by the Company so made in strict conformity with information furnished by the Holders or any such underwriter in writing specifically for use in the preparation thereof; provided, that the indemnity contained in this Section 5.1 shall not apply to amounts paid in settlement of any such losses, damages, liabilities, costs or expenses if such settlement is effected without the consent of the Company.

         5.2 Indemnification by Holder. Each Holder, severally but not jointly, shall indemnify and hold harmless the Company from and against, and shall reimburse the Company, any underwriter for the Company and any person who controls the Company or any such underwriter with respect to, any and all losses, damages, liabilities, costs or expenses to which the Company may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any fact contained in any registration statement filed pursuant to the provisions of this Agreement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, in light of the circumstances in which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement, or alleged untrue statement, or omission, or alleged omission, was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof;
provided, that the indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such losses, damages, liabilities, costs or expenses if such settlement is effected without the consent of such Holder.

         5.3 Conduct of Indemnification Proceedings. Reasonably promptly after receipt by an indemnified party of notice, pursuant to the provisions of Sections 5.1 and 5.2, of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Sections 5.1 and 5.2, notify the indemnifying party of the commencement


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thereof,  but the omission to notify the indemnifying party shall not relieve it from any liability it may have to any indemnified party thereunder. If such action is brought against any indemnified party and it notifies the then indemnifying party of the commencement thereof, then the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party pursuant to the provisions of Section 5.1 or 5.2, as applicable, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

     6. Reporting Requirements Under the Securities Exchange Act of 1934. The Company shall timely file such information, documents and reports as the SEC may require or prescribe under either Section 13 or 15(d) (whichever is applicable) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). The Company shall thereafter, whenever reasonably requested by any Holder, notify such Holder in writing whether the Company's has, as of the date specified by such Holder, complied with the Exchange Act reporting requirements to which it is subject for a period prior to such date as shall be specified by such Holder. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 6 are:

                  (i) to enable any such Holder to comply with the current public information requirement contained in Paragraph (b) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any equivalent successor provision); and

                  (ii) to qualify the Company for the use of registration statements on Form S-3, or its equivalent successor form, with respect to secondary distributions. In addition, the Company shall take such other reasonable measures and file such other information, documents, and reports as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any equivalent successor provision).

     7. Transferees. The rights contained in this Agreement shall inure to the benefit of any transferee of a Holder receiving a number of shares of such Holders' Registrable Securities equal to or greater than ten percent of the Company's then outstanding shares of Common Stock; provided, that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being transferred as well as a copy of a duly executed written instrument in form reasonably satisfactory to the Company by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and under the Affiliate Agreement of such transferor referred to in the Exchange Agreement and agrees to be bound hereunder and thereunder; and (b) immediately following such transfer disposition of such Registrable Securities by the transferee is restricted under the Securities Act.

     8. Stand-Off Agreement. The Holders shall refrain from making any public sale or distribution of the Company's equity securities during the period commencing 7 days prior to, and expiring 120 days after, a registration statement has become effective, if, but only if, the managing underwriter or underwriters, if any, determine it necessary in order to effect the offering and the Company's principal officers are subject to the same restrictions.

     9.  Miscellaneous.

         9.1 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which materially adversely affects the rights granted to the Holders of Registrable Securities in this Agreement. The Company has not previously entered into any agreement with respect to any of its equity securities granting any registration rights to any person.

         9.2 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has agreed in writing thereto and has obtained the written consent of Holders of at least a majority of the Registrable Securities then outstanding and the written consent of the parties hereto. Notwithstanding the foregoing, the addition of additional parties hereto as "Holders" pursuant to
Section 1.1 above shall not constitute an amendment, modification or supplement hereof.

         9.3 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt, if delivered personally, (ii) upon confirmation of receipt, if given by electronic facsimile and (iii) on the third business day following mailing, if mailed first-class, postage prepaid, registered or certified mail as follows:


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If to the Company:      SJW Corp.
                        374 West Santa Clara Street San Jose, CA 95196 Telecopier No.:(408) 279-7934
                        Attn:  W .R. Roth, Chief Financial Officer and Treasurer

With a copy to:         Brobeck, Phleger & Harrison One Market Plaza
                        Spear Street Tower
                        San Francisco, CA 94105
                        Telecopier No.: (415) 442-1010
                        Attn: Ronald B. Moskowitz, Esq.

If to the Shareholders: Roscoe Moss, Jr.
                        George E. Moss
                        c/o Roscoe Moss Company
                        4360 Worth Street
                        Los Angeles, CA 90063
                        Telecopier No.: (213) 263-4497

With a copy to:         Sheppard, Mullin, Richter & Hampton
                        333 South Hope Street, 48th Floor
                        Los Angeles, CA 90071
                        Telecopier No.: (213) 620-1398
                        Attn: John D. Hussey, Esq.

Any party may,  by notice  given to the other  parties in  accordance  with this
Section 9.4, designate another address, telecopier number or person for receipt of notice under this Agreement.

         9.4 Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         9.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         9.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within that State without regard to principles of conflicts of law.

         9.8 Severability. In the event that anyone or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions contained herein shall not be affected or impaired thereby.

         9.9 Entire Agreement. This Agreement, together with the Exchange Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the, agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, together with the Exchange Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         9.10 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    SJW CORP.


                                    By:
                                         ------------------------------
                                           Title

                                    By:
                                         ------------------------------
                                           Roscoe Moss, Jr.

                                    By:
                                         ------------------------------
                                           George E. Moss